Exhibit 99.1
DOLLAR TREE TO OUTLINE OPERATIONAL AND FINANCIAL OUTLOOK AT 2025 INVESTOR DAY

•Reaffirms Third-Quarter and Fiscal 2025 Outlook
•Fiscal 2026-2028 Earnings per Share (EPS) Expected to Grow at a 12 to 15 Percent Compounded Annual Growth Rate, Built Upon an Underlying Long-Term Annual EPS Growth Algorithm Target of 8 to 10 Percent Plus the Benefit of Certain Discrete Cost Items
•Fiscal 2026 EPS Expected to Grow in the High Teens Percent, as a Result of Higher Discrete Cost Benefits in 2026

CHESAPEAKE, Va. – Oct. 15, 2025 – Dollar Tree, Inc. (NASDAQ: DLTR) today will host its 2025 Investor Day at the NASDAQ MarketSite in New York City to outline its operational strategy and financial outlook for the years ahead.

The event will feature presentations by Dollar Tree’s Chief Executive Officer Mike Creedon and key members of his executive team, followed by a Q&A session. The group will discuss the Company’s products, customers, stores, supply chain, and people and highlight a vision for profitable growth of Dollar Tree as a standalone banner separate from Family Dollar.

The executive team’s presentations will cover the following:

1.A New Era for Dollar Tree
2.Building an Ever-Changing, More Relevant Assortment
3.Creating a More Connected Customer Experience in Stores
4.Evolving the Supply Chain for Store Growth
5.Building It to Last with Disciplined Growth and Returns

The session will present a three-year outlook for the Company that yields a 12 to 15 percent compounded annual growth rate in EPS for fiscal years 2026–2028. This is based upon underlying annual EPS growth of 8 to 10 percent, increased by the absence of recent discrete cost items tied to tariff mitigation, multi-price store conversions, lost distribution capacity, and the sale of Family Dollar. EPS is expected to grow by a high-teens percentage in fiscal year 2026 due to the timing of certain discrete cost benefits.

“We are excited about this new chapter in Dollar Tree’s history. We are enhancing our value and customer focus as a multi-price, technology-enabled retailer that can compete and win in today’s market. Our ability to offer merchandise at a range of prices frees us to optimize our assortment,” said Creedon. “Our refreshed leadership team is energized, aligned, and committed. Our strategy is clear, and our ambition is bold – to build Dollar Tree for the next 40 years and beyond as a company that wins with customers, empowers associates, strengthens communities, and delivers exceptional long-term returns for shareholders.”

In conjunction with today’s event, Dollar Tree is reaffirming its third-quarter and fiscal 2025 outlook, originally provided on September 3, 2025, and providing the following business updates for the third quarter fiscal 2025:

•Comparable same-stores sales growth of 3.8 percent quarter-to-date
•Repurchased 2.8 million shares for $271 million quarter-to-date
•Our EPS outlook for third quarter and fiscal year 2025 has not been adjusted for the benefit of our third quarter 2025 share repurchases

A live webcast of the Investor Day will begin at 12:30 p.m. Eastern Time today and conclude at approximately 4:30 p.m. Presentation materials will be posted live on the company’s Investor Relations website, and a replay will be available shortly after the event’s conclusion. Due to space limitations, in-person attendance is by invitation only; however, the virtual event is open to the public. Additional details and webcast registration are available here: Dollar Tree Investor Day 2025.

About Dollar Tree, Inc.

Dollar Tree, Inc. (NASDAQ: DLTR), headquartered in Chesapeake, VA, is one of North America’s largest and most loved value retailers, known for delivering great value, convenience, and a “thrill-of-the-hunt” discovery shopping experience. With a team of approximately 150,000 associates, Dollar Tree operates more than 9,000 stores and 18 distribution centers across 48 contiguous states and five Canadian provinces under the brands Dollar Tree and Dollar Tree Canada. The company is committed to being a responsible steward of its business – supporting its people, serving its communities, and creating lasting value. Additional information about Dollar Tree can be found at www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target”, “estimate”, “may”, “will”, “should”, “could”, “predict”, “possible”, “potential”, “continue”, “goal”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2025, including without limitation our expectations regarding net sales, comparable store sales and adjusted diluted earnings per share for the third fiscal quarter and full fiscal year 2025, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2025; our expectations regarding EPS growth for fiscal 2026-2028; the company’s performance and prospects for long-term growth; our strategic plan, including our initiatives to improve earnings through various initiatives and investments in product assortment, cost management, customer connections and marketing, store growth, store conditions and operations, distribution, supply chain and technology, and the financial and operating impacts of those investments; our long-term growth algorithm, including earnings per share growth and mitigation of certain recent costs; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 26, 2025, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

Investors:
Robert A. LaFleur
Senior Vice President, Investor Relations
investorinfo@dollartree.com

Media:
Kate Kirkpatrick
Vice President, Communications
mediainquiries@dollartree.com